EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of April 24, 2011 by and among Tactical Air Defense Services, Inc., a Nevada corporation (the "Company"), and Alexis Korybut, an individual (the “Employee”).

RECITALS

WHEREAS, the Company and the Employee entered into a prior employment agreement dated January 1, 2010 (the “Original Agreement”), with such Original Agreement technically terminated as of December 31, 2010.

WHEREAS, the Employee has continued providing the services outlined in the Original Agreement and hereunder from January 1, 2011 through the date of this Agreement with no compensation whatsoever.

WHEREAS, the parties desire this Agreement to replace and supersede the Original Agreement and to compensate the Employee for the services described herein both for the period from January 1, 2011 to the date of this Agreement, and the for the remainder of the Term (as defined herein) in connection with the employment of Employee by the Company subject to the terms and conditions of this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants set forth below, the Company agrees to employ Employee, and Employee agrees to be employed by the Company, commencing January 1, 2011 (hereinafter, the “Effective Date”), and as set forth in this Agreement.

1.           DESCRIPTION OF DUTIES.

1.1           Position.  Employee shall be employed in the capacity of Chief Executive Officer, President, and Chief Financial Officer of the Company and in such other capacities as may be mutually agreed upon from time to time by the Company and Employee.  Employee may be removed or terminated only by the majority of the Board of Directors of the Company.

1.2           Essential Job Functions and Duties.  Employee shall perform such duties as are customarily performed by other persons in similar such positions.

1.3           Duty of Loyalty and Best Efforts.  Employee shall devote his/her attention, knowledge, and skills to the Company's business interests, and shall do so in good faith and with best efforts.  Notwithstanding the above, the Company acknowledges and agrees that Employee may become employed by additional companies in any capacity whatsoever, so long as Employee’s devotion of such attention, knowledge, and skills do not substantially interfere with Employee’s duty of loyalty and best efforts to the Company.  Employee agrees to refrain from any interest or participation, of any kind whatsoever, in any business directly competitive to the Company’s business, for a term of one (1) year from the termination or expiration of this Agreement.

1.4           Place of Employment.  The Company agrees that Employee, in his/her sole discretion, shall in good faith determine his/her place of employment.  Notwithstanding the foregoing, Employee acknowledges that his/her presence shall be required from time-to-time at the registered place of business of the Company, or at such other location as may be determined by the Company, at the expense of the Company.

1.5           Term Of Employment.  Employee’s employment with the Company is for a term of one (1) year from the Effective Date (the “Term”).

2.	COMPENSATION TERMS.

2.1           Base Salary.  Employee shall receive a base salary (the “Base Salary”), of one hundred and twenty-thousand dollars ($120,000) per year, payable bi-weekly on the 15th and 30th of each month, in arrears.  Notwithstanding the above, it is hereby agreed between the parties that at the end of each calendar quarter of the Employee’s employ with the Company (each a “Quarter”), Employee shall be issued a convertible promissory note (a “Note,” a specimen copy of which has been attached hereto as Exhibit A) equal to the amount of any accrued and unpaid Base Salary and unpaid Expenses (as described below) or other reimbursable items for such Quarter, which Note shall: (a) have a term of three (3) years; (b) an annual interest rate of twelve (12%) percent; (c) shall be convertible into shares of common stock of the Company at a conversion price equal to the lesser of: (i) the average closing price of the Company’s common stock for the ninety (90) day period prior to the issuance of any such Note; or (ii) the lowest price of any shares of common stock or any other securities of the Company sold or issued, directly or indirectly, during the term of this Agreement or of said Note; and (d) shall have full ratchet anti-dilution protection and other protective provisions as described herein and in the terms of the template Note attached hereto. In addition, in the event the Company shall, at any time during the term of this Agreement or of said Note, sell or issue any securities convertible into Common Stock or enter into any other transaction for the issuance of any securities convertible into Common Stock, either directly or indirectly (each a “3rd Party Financing”) the Corporation shall offer to the Holder such securities offered in such 3rd Party Financing such that any such Note shall receive the same like and kind treatment of such 3rd Party Financing. (For example, if the Employee was to be issued a $40,000 Note for services provided in any relevant Quarter and, during such Quarter, the Company entered into a 3rd Party Financing wherein they issued a $100,000 convertible promissory note with a conversion price of $0.001 (the “3P Note”) and warrants to purchase 100,000 shares of Company Common Stock (the “3P Warrant”), the Note for such relevant Quarter would be issued with the conversion price of the 3P Note and the Employee would be issued additional warrants on the same terms as the 3P Warrant.

2.2           Stock Incentive.  As a stock incentive and signing bonus, the Employee shall be issued a one-time grant of 1,000,000 fully-vested shares of Series A Preferred Stock of the Company as an inducement to enter into this Agreement (referred to hereinafter as the “Series A Preferred Stock,” a copy of the Certificate of Designation designating the rights, preferences and privileges of such stock attached hereto as Exhibit B).  In the event that the Employee is issued warrants, either directly or indirectly, notwithstanding of the terms of such warrant, such warrant shall contain the right to cashless exercise.

2.3           Performance Bonus.  In connection with each calendar year, partial or otherwise, in which Employee is employed by the Company, Employee shall participate in a management bonus pool, the terms and conditions of which shall be determined by the Board of Directors of the Company.

2.4           Exempt Status.  Employee understands that at all times he/she is employed as a salaried/exempt employee and, therefore, he/she is not entitled to overtime wages.  Employee shall not receive overtime compensation for the services performed under this Agreement, unless specifically agreed to in writing.

2.5           Expense Reimbursement.  Employee shall be entitled to reimbursement of any or all reasonably incurred expenses incurred in the performance of the functions and duties under this Agreement.  In addition, until such time as the Company provides a fixed place of employment for Employee, the Company shall pay to Employee an office expense budget of $1,000 per month to be used at employee’s sole discretion.  In order to receive reimbursement, Employee must timely provide the Company with an itemized account of all expenditures.

3.           BENEFITS.

3.1           Health Insurance.  The Company agrees that upon the Effective Date, Employee shall be eligible to participate in the Company health insurance plan (the “Company Health Plan”), if such Company Health Plan is in-place.  In the event that a Company Health Plan is in-place, the Company agrees to pay the cost of an individual or family policy for Employee.  In the event that a Company Health Plan is not in-place or if Employee chooses to not participate in a Company Health Plan, the Company shall reimburse Employee up to $1,000 per month for his/her out-of-pocket costs for any other individual health insurance plan or medical expenses.

3.2           Director & Officer Liability Insurance.  The Company agrees that upon the Effective Date, Employee shall be eligible to participate in the Company director and officer liability insurance plan (the “Company D&O Plan”), if such Company D&O Plan is in-place.  In the event that a Company D&O Plan is in-place, the Company agrees to pay the cost of an individual policy for Employee.  In the event that a Company D&O Plan is not in place, the Company agrees to pay Employee a fee of $1,000 per month for each month, partial or otherwise, that a Company D&O Plan is not in place.

3.3           Vacation.  Employee is entitled to up to six (6) weeks of paid vacation per year, which if unused shall accrue.

4.           TERMINATION.

4.1           Events of Termination.  The Employee's employment with the Company shall terminate upon any one of the following:

4.1.1           Thirty (30) days after the date of a written notice sent to the Employee stating the Company's determination made in good faith that it is terminating the Employee for “Cause” as defined under Section 4.2 below (“Termination for Cause”); or

4.1.2           Thirty (30) days after the date of a written notice sent to the Employee stating the Company's determination made in good faith that, due to a mental or physical incapacity, the Employee has been unable to perform his duties under this Agreement for a period of not less than six (6) consecutive months (“Termination for Disability”); or

4.1.3           Upon the Employee's death (“Termination Upon Death”); or

4.1.4           Upon the date of a written notice sent to the Company stating the Employee's determination made in good faith of “Constructive Termination” by the Company, as defined under Section 6.3 below (“Constructive Termination”); or

4.1.5           Thirty (30) days after the date of a notice sent to the Employee stating that the Company is terminating his employment, without Cause, which notice can only be given by the Company at any time after the Effective Date at the Company's sole discretion, for any reason or for no reason (“Termination Without Cause”); or

4.1.6           The date of a notice sent to the Company from the Employee stating that the Employee is electing to terminate his employment with the Company (“Voluntary Termination”).

4.2           “Cause” Defined.  For purposes of this Agreement, “Cause” for the Employee's termination will exist at any time after the occurrence of one or more of the following events:

4.2.1           Any willful act or acts of dishonesty undertaken by the Employee intended to result in substantial gain or personal enrichment of the Employee at the expense of the Company; or

4.2.2           Any willful act of gross misconduct which could reasonably be expected to materially and demonstrably result in damage to the Company.  No act, or failure to act, by the Employee shall be considered “willful” if done, or omitted to be done, by him in good faith and in the reasonable belief that his act or omission was in the best interest of the Company and/or required by applicable law.

4.3           “Constructive Termination” Defined.  “Constructive Termination” shall mean:

4.3.1           A material reduction in the Employee's salary or benefits not agreed to by the Employee;

4.3.2           A material change in the Employee's responsibilities not agreed to by the Employee;

4.3.3           The Company's breach or failure to comply in any material respect with any material term of this Agreement after thirty (30) days written notice of the Employee’s claim of such failure; or

4.3.4           A requirement that the Employee relocate to an office that would increase the Employee's one-way commute distance by more than 60 miles from his home.

4.4           “Termination Without Cause” shall mean:

4.4.1           Termination of the Employee’s employment with the Company for any reason other than Cause.

4.5           Effect of Termination.

4.5.1           Termination for Cause or Voluntary Termination.  In the event of any termination of the Employee's employment pursuant to Section 4.1.1 or Section 4.1.6, the Company shall immediately pay to the Employee the compensation and benefits accrued and otherwise payable to the Employee under Section 2 through the date of termination.  The Employee's rights under the Company's benefit plans of general application shall be determined under the provisions of those plans.

4.5.2           Termination for Disability.  In the event of termination of employment pursuant to Section 4.1.2:

4.5.2.1                                The Company shall immediately pay to the Employee the compensation and benefits accrued and otherwise payable to the Employee under Section 5 through the date of termination; and

4.5.2.2                                The Employee shall receive any other benefit payments as provided in the Company's standard benefit plans applicable to disability.

4.5.3           Termination Upon Death.  In the event of termination of employment pursuant to Section 4.1.3, all obligations of the Company and the Employee shall cease, except the Company shall immediately pay to the Employee (or to the Employee's estate) the compensation and benefits accrued and otherwise payable to the Employee under Section 5 through the date of termination.

4.6           Constructive Termination or Termination Without Cause.  In the event of any termination of this Agreement pursuant to Section 4.1.4 or Section 4.1.5, the Company shall immediately pay to the Employee the compensation and benefits accrued and otherwise payable to the Employee under entire term of this Agreement.

5.           COVENANTS.

5.1           Non-Disclosure of Trade Secrets and Other Proprietary Information.  Employee agrees not to use, disclose, or communicate, in any manner, proprietary information about the Company, its operations, clientele, or any other proprietary information, that relate to the business of the Company.  This includes, but is not limited to, the names of the Company’s customers, clients, vendors, employees, or independent contractors, or any other information of any kind which would be deemed confidential or proprietary information of the Company.

5.2           Non-Solicitation Covenant.  Employee agrees that for a period of two (2) years following termination of employment, for any reason whatsoever, Employee will not solicit, including but not limited to the following: customers, clients, vendors, employees, or independent contractors, of the Company.

6.           INDEMNIFICATION FOR THIRD PARTY CLAIMS.   The Company agrees to indemnify and hold harmless Employee to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, obligations, penalties, judgments, awards, costs, expenses, and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, expenses, and disbursements, as and when incurred, of investigating, preparing, or defending any such action, suit, proceeding, or investigation (whether or not in connection with litigation in which Employee is a party), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, Employee’s acting for the Company, including, without limitation, any act or omission by Employee in connection with his/her acceptance of or the performance or nonperformance of his/her duties and obligations under this Agreement. If any action, suit, proceeding, or investigation is commenced, as to which Employee proposes to demand indemnification, he/she shall notify the Company with reasonable promptness.  Employee shall have the right to retain counsel of his/her own choice to represent him/her, which counsel shall be reasonably acceptable to the Company, and the Company shall pay the fees, expenses, and disbursements of such counsel, and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company.  The Company shall be liable for any settlement of any claim against Employee.  The Company shall not, without the prior written consent of Employee, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise, or consent includes, as an unconditional term thereof, the giving by the claimant to Employee of an unconditional and irrevocable release from all liability in respect of such claim. Neither termination nor completion of the employment of Employee shall affect these Indemnification Provisions which shall then remain operative and in full force and effect.

7.           ATTORNEYS’ FEES AND COSTS.   Employee and the Company agree that should any action be instituted by either party against the other regarding the enforcement of the terms of this Agreement, the prevailing party will be entitled to all of its expenses related to such litigation including, but not limited to, reasonable attorneys' fees and costs, both before and after judgment.

8.           COUNTERPARTS.   For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto.  Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement.

9.           MISCELLANEOUS.

9.1           Notices.  The parties agree that any notices that are required to be given under this Agreement shall be given in writing, sent by certified mail, return receipt requested, to the principal place of business of the Company or residence of Employee as set forth herein.

9.2           Modifications.  This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements, and understanding relating to the matters provided for herein.  Any modifications to this Agreement may only be done in writing and must be signed by an officer of the Company and Employee.

9.3           Severability of Agreement.  To the extent that any provision hereof is deemed unenforceable, all remaining provisions of this Agreement shall not be affected thereby and shall remain in full force and effect.

9.4           Waiver of Breach.  The waiver by the Company of a breach of any provision of this Agreement by Employee shall not operate as a waiver of any subsequent breach by the Employee.  No waiver shall be valid unless placed in writing and signed by an officer of the Company.

9.5           Choice of Law, Jurisdiction and Venue.  Employee agrees that this Agreement shall be interpreted and construed in accordance with the laws of the State of Florida, and that any claims brought against the Company related to the terms or conditions of employment shall be brought within a court of competent jurisdiction within the county of Miami-Dade, Florida.  Employee also consents to jurisdiction of any claims by the Company related to the terms or conditions of employment by a court of competent jurisdiction within the county of Miami-Dade, Florida.

***SIGNATURE PAGE FOLLOWS***

SIGNATURE PAGE

IN WITNESS WHEREOF the parties have executed this Employment Agreement effective as of the day and year first above written.

EMPLOYEE Alexis C. Korybut	COMPANY Tactical Air Defense Services, Inc.
___________________________________	/s/ Alexis C. Korybut ___________________________________
By: Alexis C. Korybut	By: Alexis C. Korybut
An individual	Its: Chief Executive Officer and Director
/s/ Michael Cariello ___________________________________
By: Michael Cariello
Its: Chief Operating Officer, Secretary and Director
/s/ Peter C. Maffit ___________________________________
By: Peter C. Maffit
Its: Director

A FACSIMILE COPY OF THIS AGREEMENT SHALL HAVE THE SAME LEGAL EFFECT AS AN ORIGINAL OF THE SAME.

EXHIBIT A

Specimen Promissory Note

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), NOR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE CORPORATION RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE CORPORATION, THAT THIS NOTE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

Tactical Air Defense Services, Inc.
(a Nevada corporation)

CONVERTIBLE PROMISSORY NOTE

Issue Date: XXXXXXXXXXX

Total Note: US $XXXXXXXXXX

Tactical Air Defense, a Nevada corporation (the “Corporation”), for value received, promises to pay (subject to the conversion provisions set forth herein) to the order of Alexis C. Korybut (the “Holder”) or its assignee, on XXXXXXXX (the “Due Date”), upon presentation of this Convertible Promissory Note (the “Note”), $XXXXXXX (“Principal Amount”) together with any accrued and unpaid interest.  The Note is convertible into shares of common stock (the “Common Stock”) of the Corporation.

The Corporation covenants, promises and agrees as follows:

1.           Interest.  Subject to the Holder's right to convert, interest payable on this Note shall accrue at the annual rate of twelve percent (12%) and be payable in arrears on the Due Date, accelerated or otherwise, when the Principal Amount and remaining accrued but unpaid interest shall be due and payable, or sooner as described below.

2.           Conversion.

2.1.           Option to Convert.  The Holder shall have the right, from and after the issuance of this Note and then at any time until this Note is fully paid, at his option, to convert, in whole or in part, subject to the terms and provisions hereof, the then outstanding balance of the Principal Amount of the Note, and at the Holder's election, the interest accrued on the Note, into such number of shares of Common Stock as equals the dollar amount being converted divided by the Conversion Price.  The term “Conversion Price” shall be and mean $XXXX, which Conversion Price shall have full-ratchet anti-dilution protection in connection with any securities sold or issued, direct or otherwise, by the Corporation prior to the date of conversion of the Note.

2.2.           Exercise of Conversion Right. The conversion right shall be exercised, if at all, by surrender of the Note to the Corporation, together with written notice of election executed by the Holder, (hereinafter referred to as the “Conversion Notice,” a form of which has been attached hereto as Exhibit A) to convert such Note or a specified portion thereof into Common Stock.

The date of conversion (the “Date of Conversion”) shall be the date on which the Conversion Notice is received by the Corporation and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock on such date.

2.3.           Maximum Conversion.  The Holder shall not be entitled to convert an amount of the Note which would result in beneficial ownership by the Holder, in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder, of more than 4.99% of the outstanding shares of Common Stock of the Corporation at any time. The Holder shall have the sole responsibility to determine whether the restriction contained herein shall limit any conversion hereunder.

2.4.           Reservation of Shares. The Corporation shall have the obligation at all times to reserve and keep available, free from preemptive rights, unissued or treasury shares of Common Stock sufficient to effect the conversion of this Note.

3.           Prepayment.   The Corporation shall have the right to prepay this Note, in whole or in part, without penalty or a premium, upon thirty (30) days written notice to the Holder.

4.           Investment Representations of Holder.  The Holder hereby makes the following representations and warranties to the Corporation as its successor interest, each of which shall apply with respect to the acquisition of this Note.

4.1           Restricted Securities.

4.1.1           Holder has been advised that the Note and Common Stock underlying any of the foregoing (collectively, the “Securities”), have not been registered under the Securities Act or any other applicable securities laws, and that Securities are being offered and sold pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D thereunder, or under Regulation S, and that the Corporation’s reliance upon Section 4(2) and/or Rule 506 of Regulation D and/or on Regulation S, is predicated in part on Holders representations as contained herein.  Holder acknowledges that the Securities will be issued as “restricted securities” as defined by Rule 144 promulgated pursuant to the Securities Act, and that the Securities will bear substantially the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OF 1933 AND/OR THE SECURITIES ACT OF ANY STATE HAVING JURISDICTION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

4.2           Preexisting Relationship.  The Holder has a preexisting personal or business relationship with the Corporation, one or more of its officers, directors, or controlling persons.

5.           Default.

5.1.           Payment of this Note shall, at the election of the Holder, be accelerated immediately upon the occurrence of any of the following events (an “Event of Default”):

(a)           The non-payment by the Corporation when due of the Principal Amount and interest as provided in this Note; or

(b)           The occurrence of any other material breach of the provisions of this Note which has not been cured after a reasonable time after receipt by the Corporation of written notice of such breach, other than a Non-Registration Event, as defined in Section 6.4, the liquidated damages for which are set forth below.

5.2.           Each right, power, or remedy of the Holder hereof during the continuation of any Event of Default as provided for in this Note or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Note or now or hereafter existing at law or in equity or by statute, and the exercise by the Holder of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Holder hereof of any or all such other rights, powers, or remedies.

5.3.           If and for as long as an Event of Default has occurred and is continuing then the annual rate of interest shall increase to eighteen percent (18%) until such time as the Principle Amount and remaining accrued but unpaid interest has been paid.

6.           Registration Rights.

6.1           Registration Rights Granted.  If the Corporation at any time proposes to register any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Holder pursuant to an effective registration statement, each such time it will give at least fifteen (15) days' prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the Holder, received by the Corporation within ten (10) days after the giving of any such notice by the Corporation, to register any of the Registrable Securities not previously registered, the Corporation will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Corporation, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the “Seller”). In the event that any registration pursuant to this Section 6.1 shall be, in whole or in part, an underwritten public offering of common stock of the Corporation, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Corporation and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Corporation therein; provided, however, that the Corporation shall notify the Seller in writing of any such reduction. Notwithstanding the foregoing provisions, or Section 6.4 hereof, the Corporation may withdraw or delay or suffer a delay of any registration statement referred to in this Section 6.1 without thereby incurring any liability to the Seller.

           6.2.           Registration Procedures. If and whenever the Corporation is required by the provisions of Section 6.1 to affect the registration of any Registrable Securities under the 1933 Act, the Corporation will, as expeditiously as possible:

(a)           subject to the timelines provided in this Agreement, prepare and file with the SEC a registration statement required by Section 6, with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), promptly provide to the Holder of the Registrable Securities copies of all filings and SEC letters of comment (but not any information that is material, non-public information unless such information is also promptly publicly disclosed) and notify Holder (by facsimile and/or by e-mail addresses provided by Holder) on or before 6 pm ET on the same business day that the Corporation receives notice that (i) the SEC has no comments or no further comments on the registration statement, and (ii) the registration statement has been declared effective (failure to timely provide notice as required by this Section 6.2(a) shall be a material breach of the Corporation’s obligation and an Event of Default as defined in the Note and a Non-Registration Event as defined in Section 6.4 of this Note);

(b)           prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until such registration statement has been effective for a period of two (2) years, and comply with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Sellers’ intended method of disposition set forth in such registration statement for such period;

(c)           furnish to the Seller, at the Corporation’s expense, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or disposition of the Common Stock covered by such registration statement;

(d)           use its commercially reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as the Seller shall request in writing, provided, however, that the Corporation shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e)           if applicable, list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Corporation is then listed;

(f)           immediately notify the Seller when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Corporation has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(g)           provided same would not be in violation of the provision of Regulation FD under the 1934 Act, make available for inspection by the Seller,  and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the Seller, attorney, accountant or agent in connection with such registration statement.

6.3.           Provision of Documents.  In connection with each registration described in this Section 6, Seller will furnish to the Corporation in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

6.4.           Non-Registration Events.  The Corporation and the Seller agree that the Seller will suffer damages if the Registrable Securities are not included after written request therefore, in any registration statement described in Section 6.1 and maintained in the manner and within the time periods contemplated by Section 6 hereof, and it would not be feasible to ascertain the extent of such damages with precision.  Accordingly, if and to the extent that the Registrable Securities are not included in any registration statement described in Section 6.1 (such an event referred to as a "Non-Registration Event"), then the Corporation shall deliver to the Holder, as Liquidated Damages, an amount equal to one percent (1%) for each thirty (30) days (or part thereof) thereafter, of that portion of the Principal Amount which cannot be converted into Registrable Securities that are, at the time of conversion, fully registered for resale under an effective Registration Statement. The Corporation must pay the Liquidated Damages in cash or an amount equal to one hundred and fifty percent (150%) of that portion of the Liquidated Damages if paid in additional shares of registered unlegended free-trading Common Stock.  Such Common Stock shall be valued at a per share value equal to the average of the five (5) lowest closing bid prices of the Common Stock as reported by Bloomberg L.P. for the twenty (20) trading days preceding the first day of each forty-five (45) day or shorter period for which Liquidated Damages are payable.  The Liquidated Damages must be paid within ten (10) days after the end of each forty-five (45) day period or shorter part thereof for which Liquidated Damages are payable.  In the event a Registration Statement is filed by the Filing Date but is withdrawn prior to being declared effective by the SEC, then such Registration Statement will be deemed to have not been filed. All oral or written and accounting comments received from the SEC relating to the Registration Statement must be responded to within ten (10) business days.  Failure to timely respond to SEC comments is a Non-Registration Event for which Liquidated Damages shall accrue and be payable by the Corporation to the holders of Registrable Securities at the same rate set forth above.  Notwithstanding the foregoing, the Corporation shall not be liable to the Holder under this Section 6.4 for any events or delays occurring as a consequence of the acts or omissions of the Holder contrary to the obligations undertaken by Holder in this Note.  Liquidated Damages will not accrue nor be payable pursuant to this Section 6.4 nor will a Non-Registration Event be deemed to have occurred for times during which Registrable Securities are transferable by the holder of Registrable Securities pursuant to Rule 144(k) under the 1933 Act.

6.5.           Expenses.  All expenses incurred by the Corporation in complying with Section 6, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Corporation, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and fee of one counsel for Seller are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of one counsel to the Seller, are called "Selling Expenses."  The Corporation will pay all Registration Expenses in connection with the registration statement under Section 6.  Selling Expenses in connection with each registration statement under Section 6 shall be borne by the Seller.

6.6.           Indemnification and Contribution.

(a)           In the event of a registration of any Registrable Securities under the 1933 Act pursuant to Section 6, the Corporation will, to the extent permitted by law, indemnify and hold harmless the Seller, and, as applicable, each officer of the Seller, each director of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages, or liabilities, joint or several, to which the Seller or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the 1933 Act pursuant to Section 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of, or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of Section 6.6(c) reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Corporation shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Corporation to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Seller, or any such controlling person in writing specifically for use in such registration statement or prospectus.

(b)           In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Section 6, Seller will, to the extent permitted by law, indemnify and hold harmless the Corporation, and each person, if any, who controls the Corporation within the meaning of the 1933 Act, each officer of the Corporation who signs the registration statement, each director of the Corporation, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages, or liabilities, joint or several, to which the Corporation or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Corporation and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to Seller, as such, furnished in writing to the Corporation by Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the net proceeds actually received by the Seller from the sale of Registrable Securities covered by such registration statement.

(c)           Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 6.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 6.6(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(d)           In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) Seller, or any controlling person of Seller, makes a claim for indemnification pursuant to this Section 6.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is not provided under this Section 6.6; then, and in each such case, the Corporation and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities sold by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 6(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

6.7.           Delivery of Unlegended Shares.

(a)           The Common Stock shall not contain any legend, provided (i) a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Common Stock pursuant to Rule 144, or (iii) if such Common Stock are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission).  A holder of Common Stock may, by notice to the Corporation, require the Corporation to reissue any Common Stock previously issued, so that new Common Stock does not contain any legends.  Within five (5) business days (such fifth (5th) business day being the “Unlegended Shares Delivery Date”) after the business day on which the Corporation has received such holder’s request to remove legends (along with receipt of any already existing legended securities held by holder of appropriate Conversion Notices necessary for issuance of shares, the Corporation shall deliver, and shall cause legal counsel selected by the Corporation to deliver to its transfer agent (with copies to Holder) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends, reissuable pursuant to any effective and current Registration Statement described in Section 6 of this Agreement or pursuant to Rule 144 under the 1933 Act (the “Unlegended Shares”); and the Corporation shall cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted  certificate, if any, to the Holder at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date.  Transfer fees shall be the responsibility of the Seller. In the event that the shares of Common Stock is not registered or that unlegended shares are not able to be issued as a result of the non-availability of an exemption under the 1933 Act, the Holder hereby accepts issuance of restricted and appropriately legended shares.

(b)           In lieu of delivering physical certificates representing the Unlegended Shares, if the Corporation’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of a Holder, so long as the certificates therefore do not bear a legend and the Holder is not obligated to return such certificate for the placement of a legend thereon, the Corporation shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Holder’s prime Broker with DTC through its Deposit Withdrawal Agent Commission system.  Such delivery must be made on or before the Unlegended Shares Delivery Date.

(c)           The Corporation understands that a delay in the delivery of the Unlegended Shares pursuant to Section 6 hereof later than two business days after the Unlegended Shares Delivery Date could result in economic loss to a Holder.  As compensation to a Holder for such loss, the Corporation agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Holder for late delivery of Unlegended Shares in the amount of $20 per business day after the Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default.  If during any 365 day period, the Corporation fails to deliver Unlegended Shares as required by this Section 6.7 for an aggregate of thirty (30) days, then Holder assignee holding Registrable Securities subject to such default may, at its option, require the Corporation to redeem all or any portion of the Common Stock subject to such default at a price per share equal to 120% of the Conversion Price of such Common Stock or 120% of the fair market value of such Common Stock, whichever is higher (“Unlegended Redemption Amount”).  The amount of the liquidated damages described above that have accrued or paid for the twenty day period prior to the receipt by the Holder of the Unlegended Redemption Amount shall be credited against the Unlegended Redemption Amount.  The Corporation shall pay any payments incurred under this Section in immediately available funds upon demand.

(d)           In addition to any other rights available to a Holder, if the Corporation fails to deliver to a Holder Unlegended Shares as required pursuant to this Agreement, and after the Unlegended Shares Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Holder of the shares of Common Stock which the Holder was entitled to receive from the Corporation (a "Buy-In"), then the Corporation shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (A) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Corporation for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty).  For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Corporation for reissuance as Unlegended Shares, the Corporation shall be required to pay the Holder $1,000, plus interest. The Holder shall provide the Corporation written notice indicating the amounts payable to the Holder in respect of the Buy-In.

(e)           In the event a Holder shall request delivery of Unlegended Shares as described in Section 6.7 and the Corporation is required to deliver such Unlegended Shares pursuant to Section 6.7, the Corporation may not refuse to deliver Unlegended Shares based on any claim that Holder or any one associated or affiliated with Holder has been engaged in any violation of law, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares shall have been sought and obtained and the Corporation has posted a surety bond for the benefit of Holder in the amount of 120% of the Conversion Price of such Common Stock or 120% of the fair market value of such Common Stock, whichever is higher, which are subject to the injunction or temporary restraining order, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment in Holder’s favor.

7.           Anti-Dilution Adjustments. The Conversion Price shall be subject to adjustment as follows, from the Issue Date of the Note and then until the Note is fully paid:

(a)           In case the Corporation shall at any time subdivide or combine the outstanding shares of Common Stock, declare a stock dividend, stock split, reverse stock split or other similar transaction or reclassify its Common Stock, the Conversion Price in effect immediately prior to such transaction shall be proportionately adjusted to reflect the effect of such transaction. Any such adjustment shall be effective at the close of business on the date such transaction shall become effective.

(b)           In case of a consolidation or merger of the Corporation with or into another corporation (other than a merger or consolidation in which the Corporation is the continuing corporation and which does not result in a reclassification of outstanding shares of Common Stock of the class issuable upon the conversion of this Note and pursuant to which the security holders of the Corporation are not entitled to receive securities of another issuer) other than the Business Combination, or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, the Corporation or such successor or purchasing corporation, as the case may be, shall execute an instrument providing that the Holder of this Note shall have the right thereafter to convert this Note as set forth in the first paragraph of this Note. The foregoing provisions of this Note shall similarly apply to successive reclassification of shares of Common Stock and to successive consolidations, mergers, sales, or conveyances by such successor corporation.

(c)           In case the Corporation shall, at any time subsequent to the Issue Date of the Note, sell or issue any new issuance of Common Stock or any other securities or enter into any other transaction for the issuance of Common Stock or any other securities convertible into Common Stock, either directly or indirectly (each a “Subsequent Financing”): (i) in the event the issuance price or conversion price of such Subsequent Financing is set at a price lower than the Conversion Price herein, then the Conversion Price herein shall immediately become and mean the lowest price at which any such shares of Common Stock were sold or issued, either directly or indirectly; provided, however, such Conversion Price reset feature (i.e. “ratchet clause”) shall not apply to the conversion of any instrument issued prior to the Issue Date of the Note; and (ii) in the event any other securities convertible into Common Stock are issued in such Subsequent Financing, the Corporation shall issue the Holder such additional securities offered in such Subsequent Financing1.

8.           Failure to Act and Waiver. No failure or delay by the Holder hereof to insist upon the strict performance of any term of this Note or to exercise any right, power or remedy consequent upon a Event of Default hereunder shall constitute a waiver of any such term or of any such breach, or preclude the Holder hereof from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Note, the Holder hereof shall not be deemed to waive the right either to require payment when due of all other amounts payable under this Note, or to declare a Event of Default for failure to effect such payment of any such other amount.

The failure of the Holder of this Note to give notice of any failure or breach of the Corporation under this Note shall not constitute a waiver of any right or remedy in respect of such continuing failure or breach or any subsequent failure or breach.

9.           Consent to Jurisdiction. The Corporation hereby agrees and consents that any action, suit or proceeding arising out of this Note shall be brought in any appropriate court in the State of Florida, and by the issuance and execution of this Note the Corporation irrevocably consents to the jurisdiction of each such court.

10.           Transfer/Assignability.  This Note shall be binding upon the Corporation and its successors, and shall inure to the benefit of the Holder and its successors and assigns. The Note and any shares of Common Stock converted therefrom, and all of the terms and conditions described herein, are assignable and may be transferred, sold, or pledged by the Holder at its sole discretion with notice to the Corporation, a form of such assignment notice which has been attached hereto as Exhibit B.

11.           Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Florida, or, where applicable, the laws of the United States, without regard to conflicts of law.

12.           Binding upon Successors.  (a) All covenants and agreements herein contained by or on behalf of the Corporation shall bind its successors and assigns and shall inure to the benefit of the Holder and his successors and assigns; Corporation may not assign this Agreement or any rights or duties hereunder without Holder’s prior written consent and any prohibited assignment shall be absolutely void.  Holder reserves the right to sell, assign, transfer, negotiate, or grant participation in all or any part of, or any interest in Holder’s rights and benefits hereunder; provided, that Holder shall, for informational purposes but not as a requirement, notify the Corporation of the identity of all other assignees or participants who have acquired an ownership interest in the Note, and upon conversion, in the equity of the Corporation as a result thereof.  In connection with any such assignment or participation, Holder may disclose all documents and information which Holder now or hereafter may have relating to Corporation's business.

IN WITNESS WHEREOF, the Corporation has caused this Note to be duly executed as of XXXXXXXXXX.

Tactical Air Defense Services, Inc.

By:
Its:

EXHIBIT A
CONVERSION NOTICE

Tactical Air Defense Services, Inc.

The undersigned holder (the “Holder”) of a Convertible Promissory Note in the principal amount of $_____________ (the “Note”), issued on _____________, to ____________________________, hereby elects to convert a principle amount of $_____________, and accrued interest of $_____________, which in the aggregate is an amount equal to $_____________, of said Note, at a conversion price of $______ per common share, into _____________ shares of common stock of Tactical Air Defense Services, Inc., in accordance with the terms of the Note.  Holder hereby directs that any such shares be issued in the name of and delivered to the Holder or if so specified, to the person or entity named below.

Date:

Name:

Signature:

Address                 :_________________________

_________________________

________________________

EXHIBIT B

ASSIGNMENT OF CONVERTIBLE PROMISSORY NOTE ISSUED TO
________________________________ BY TACTICAL AIR DEFENSE SERVICES, INC.

For good and favorable consideration, the undersigned, ________________________________,  (“Assignor”), transfers and assigns to _______________________________, (“Assignee”), and Assignee hereby acquires from Assignor, $____________ of Principal Amount of Assignor’s right, title, and interest in a certain Convertible Promissory Note (the “Note”) issued by Tactical Air Defense Services, Inc., a Nevada corporation (“TADS”), which Note has a face amount of $______________, and an Issue Date of ______________, 20___.  For the avoidance of doubt, the portion of the Note being assigned is equal to $___________ of the Principal Amount of the Note and shall include the right to any associated accrued interest.

By execution hereof below and acceptance of the assignment of the portion of the Note being assigned herein, you hereby agree to and consent to the terms of the Note, and further agree to execute all documents or instruments and take all actions reasonable necessary or requested from time to time by TADS relating to the Note, whether the same are in connection with the assumption of the Note by TADS and registration of underlying securities or otherwise.

Assignor further represents and warrants the following:

1)	That this assignment either does not require any approvals by the obligor or that the requisite approvals have been obtained; and

2)	That the Assignor has not assigned, converted, or encumbered the $_______________ of Principal Amount or associated accrued interest of the Note herein assigned to Assignee.

The undersigned have executed this Assignment on this                                                                                                                           day of                 ,.

(“Assignor”)

1           For example, if the Conversion Price of the Note is originally issued at $0.10 and the Corporation enters into a Subsequent Financing wherein the Corporation issues another holder (a) a convertible promissory note at a conversion price of $0.05 and (b) warrants to purchase an additional 100,000 shares of Common Stock at a strike price of $0.01 for a period of 2 years, then (i) the Conversion Price of the Holder’s Note shall be automatically ratcheted down to $0.05 and (ii) the Corporation shall issue the Holder warrants to purchase an additional 100,000 shares of Common Stock at a strike price of $0.01 for a period of 2 years, all at no cost, charge or additional compensation to be paid from the Holder.

EXHIBIT B

CERTIFICATE OF DESIGNATION
OF
TACTICAL AIR DEFENSE SERVICES, INC.
A Nevada Corporation
__________________________________________________________________________________

TACTICAL AIR DEFENSE SERVICES, INC., a Nevada corporation (the “Corporation”) organized and existing under and by virtue of the provisions of the Nevada Revised Statutes of the State of Nevada (the “NRS”) does hereby certify:

WHEREAS, pursuant to the Corporation’s Articles of Incorporation (as amended), the Corporation’s Board of Directors (the “Board”) is authorized to issue, by resolution and without any action by the Corporation’s shareholders, up to 50,000,000 shares of preferred stock, par value $0.001 (the “Preferred Stock”), in one or more series, and the Board may establish the designations, dividend rights, dividend rate, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and all other preferences and rights of any series of Preferred Stock, including rights that could adversely affect the voting power of the holders of the Corporation’s common stock;

WHEREAS, on or about March 21, 2007, the Corporation amended its Articles of Incorporation by filing a Certificate of Designation designating shares of the Preferred Stock as Series A Preferred Stock (the “Original Series A Preferred Stock”);

WHEREAS, prior to the date of this Certificate of Designation, with no shares of Original Series A Preferred Stock issued or outstanding, the Corporation retired all shares of Original Series A Preferred Stock back into its treasury of authorized but unissued shares of Preferred Stock;

WHEREAS, the Board believes it to be in the best interest of the Corporation and its shareholders to re-designate a new class of Series A Preferred Stock (as defined below);

RESOLVED, pursuant to the NRS, the Board hereby files this Certificate of Designation (the “Certificate”) and designates a new class of Series A Preferred Stock as follows:

A.           Series A Preferred Stock. The Corporation is authorized to issue up to Fifty Million (50,000,000) shares of Preferred Stock. One Million (1,000,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations:

1.           Conversion into Common Stock.

1.1           Shareholder Conversion Rights.  Each one (1) share of Series A Preferred Stock may be convertible as described herein into one hundred (100) shares of Common Stock (the “Series A Conversion Ratio”) at anytime following the issuance date of such shares. Each holder of Series A Preferred Stock who desires to convert into the Corporation’s Common Stock must provide five (5) days written notice (the date of receipt by the Corporation being the “Conversion Date”) to the Corporation of its intent to convert one or more shares of Series A Preferred Stock into Common Stock (each a “Conversion Notice”). The Corporation may, in its sole discretion, waive the written notice requirement and allow the immediate exercise of the right to convert.

 1.2           Mechanics of Conversion.    No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock and the number of shares of Common Stock to be issued shall be determined by rounding to the nearest whole share (a half share being treated as a full share for this purpose). Such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and such rounding shall apply to the number of shares of Common Stock issuable upon aggregate conversion. Prior to any conversion, the certificate or certificates representing Series A Preferred Stock to be converted shall be surrendered to the Corporation, duly endorsed with a medallion stamp guarantee, at the office of the Corporation or its transfer agent. The Corporation shall, within fifteen (15) business days, issue a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled.

1.3           Maximum Conversion.  Each holder of Series A Preferred Stock shall not be entitled to convert on a Conversion Date that amount of Series A Preferred Stock convertible into shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by such holder on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Series A Preferred Stock with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by such shareholder of more than 4.99% of the outstanding shares of common stock of the Corporation on such Conversion Date.  Beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.

1.4           Adjustment of Series A Conversion Ratio.

(a)           Stock Splits, Etc. The number and kind of securities issuable upon the conversion of shares of Series A Preferred Stock (the “Series A Conversion Shares”) and the Series A Conversion Ratio shall be subject to adjustment from time to time upon the happening of any of the following. In case the Corporation shall: (i) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock or (ii) combine its outstanding shares of Common Stock into a smaller number of shares of  Common Stock, then the Series A Conversion Ratio and number of Series A Conversion Shares issuable upon conversion immediately prior thereto shall be adjusted so that the holder of Series A Preferred Stock shall be entitled to receive the kind and number of Series A Conversion Shares or other securities of the Corporation which they would have owned or have been entitled to receive had such shares of Series A Preferred Stock been converted in advance thereof.

(b)           Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Corporation shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Corporation is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Corporation), or sell, transfer or otherwise dispose of all or substantially all its property, assets, or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor of acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Corporation, then Series A Preferred Stock holder shall have the right thereafter to receive, upon conversion, the number of shares of common stock of the successor or acquiring corporation or of the Corporation, if it is  the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which shares of Series A Preferred Stock are exercisable immediately prior to such event.  In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Corporation) shall expressly assume  the due and punctual observance and performance of each and every covenant and condition of this designation to be performed and observed by the Corporation and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board) in order to provide for adjustments of shares of Common Stock convertible from shares of Series A Preferred Stock which shall be as nearly equivalent as practicable to the adjustments provided for in this Section.

(c)           Subsequent Issuances.   If the Corporation shall issue or agree to issue any shares of Common Stock for consideration less than the Series A Conversion Ratio in effect at the time of such issuance, then, and thereafter successively upon each such issuance, the Series A Conversion Ratio shall be reduced to match such subsequent lower issuance price. For purposes of this adjustment, the issuance of any security carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Series A Conversion Ratio upon the issuance of the above-described security and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Series A Conversion Ratio.

2.           Voting Rights.  The holders of Series A Preferred Stock shall be entitled to notice of any stockholders’ meeting and to vote as a single class upon any matter submitted to the stockholders for a vote as follows: each holder of Series A Preferred Stock shall have such number of votes equal to the product of: (a) the number of shares of Common Stock each share of Series A Preferred Stock is convertible into on the record date of such vote multiplied by (b) thirty (30)1. Such voting calculation is hereby authorized by the Corporation and the Corporation acknowledges such calculation may result in the total number of possible votes cast by the holders of Series A Preferred Stock and all other classes of the Corporation’s stock in any given voting matter exceeding the total aggregate number of shares which this Corporation shall have authority to issue.

3.           Notices. Unless otherwise specified in the Corporation’s Certificate of Incorporation or Bylaws, all notices or communications given hereunder shall be in writing and, if to the Corporation, shall be delivered to it as its principal executive offices, and if to any holder of Series A Preferred Stock, shall be delivered to it at its address as it appears on the stock books of the Corporation.

B.           Series B Preferred Stock. The Corporation is authorized to issue up to Fifty Million (50,000,000) shares of Preferred Stock. Five Million (5,000,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations:

1. Coupon.   From and after the date of the issuance of any shares of Series B Preferred Stock, each such share shall accrue a coupon payment, payable annually, at the rate per annum equal to the product of: (a) the Series B Preferred Stock purchase price as defined in the securities purchase agreement related to the original issuance of each individual share of Series B Preferred Stock (the “Series B Issuance Price” subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock) multiplied by (b) twelve percent (12%) (collectively, the “Coupon Payment”). The Coupon Payment shall be payable to the holders of the Series B Preferred Stock, at the Corporation’s sole discretion in: (a) cash; or (b) shares of Common Stock based upon the Series B Conversion Ratio (defined below).

2.           Conversion into Common Stock.

2.1           Shareholder Conversion Rights.  Each one (1) share of Series B Preferred Stock may be convertible as described herein into four hundred (400) shares of Common Stock (the “Series B Conversion Ratio”) at anytime following the issuance date of such shares.. Each holder of Series B Preferred Stock who desires to convert into the Corporation’s Common Stock must provide five (5) days written notice (the date of receipt by the Corporation being the “Conversion Date”) to the Corporation of its intent to convert one or more shares of Series B Preferred Stock into Common Stock (each a “Conversion Notice”). The Corporation may, in its sole discretion, waive the written notice requirement and allow the immediate exercise of the right to convert.

 2.2           Mechanics of Conversion.    No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred Stock and the number of shares of Common Stock to be issued shall be determined by rounding to the nearest whole share (a half share being treated as a full share for this purpose). Such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock the holder is at the time converting into Common Stock and such rounding shall apply to the number of shares of Common Stock issuable upon aggregate conversion. Prior to any conversion, the certificate or certificates representing Series B Preferred Stock to be converted shall be surrendered to the Corporation, duly endorsed with a medallion stamp guarantee, at the office of the Corporation or its transfer agent. The Corporation shall, within fifteen (15) business days, issue a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled.

2.3           Maximum Conversion.  Each holder of Series B Preferred Stock shall not be entitled to convert on a Conversion Date that amount of Series B Preferred Stock convertible into shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by such holder on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Series B Preferred Stock with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by such shareholder of more than 4.99% of the outstanding shares of common stock of the Corporation on such Conversion Date.  Beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.

2.4           Adjustment of Series B Conversion Ratio.

(a)           Stock Splits, Etc. The number and kind of securities issuable upon the conversion of shares of Series B Preferred Stock (the “Series B Conversion Shares”) and the Series B Conversion Ratio shall be subject to adjustment from time to time upon the happening of any of the following. In case the Corporation shall: (i) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock or (ii) combine its outstanding shares of Common Stock into a smaller number of shares of  Common Stock, then the Series B Conversion Ratio and number of Series B Conversion Shares issuable upon conversion immediately prior thereto shall be adjusted so that the holder of Series B Preferred Stock shall be entitled to receive the kind and number of Series B Conversion Shares or other securities of the Corporation which they would have owned or have been entitled to receive had such shares of Series B Preferred Stock been converted in advance thereof.

(b)           Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Corporation shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Corporation is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Corporation), or sell, transfer or otherwise dispose of all or substantially all its property, assets, or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor of acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Corporation, then Series B Preferred Stock holder shall have the right thereafter to receive, upon conversion, the number of shares of common stock of the successor or acquiring corporation or of the Corporation, if it is  the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which shares of Series B Preferred Stock are exercisable immediately prior to such event.  In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Corporation) shall expressly assume  the due and punctual observance and performance of each and every covenant and condition of this designation to be performed and observed by the Corporation and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board) in order to provide for adjustments of shares of Common Stock convertible from shares of Series B Preferred Stock which shall be as nearly equivalent as practicable to the adjustments provided for in this Section.

(c)           Subsequent Issuances.   If the Corporation shall issue or agree to issue any shares of Common Stock for consideration less than the Series B Conversion Ratio in effect at the time of such issuance, then, and thereafter successively upon each such issuance, the Series B Conversion Ratio shall be reduced to match such subsequent lower issuance price. For purposes of this adjustment, the issuance of any security carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Series B Conversion Ratio upon the issuance of the above-described security and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Series B Conversion Ratio.

3.           Redemption.

3.1           Corporation Discretionary Redemption.    Each share of Series B Preferred Stock (and all related accrued Coupon Payments) may be redeemed at anytime at the option of the Corporation, in whole or in part, at a cash redemption price equal to the Series B Issuance Price per share then in effect (upon redemption the “Redemption Price”).2 In the event the Corporation elects to redeem and convert any share(s) of Series B Preferred Stock as described herein, the Corporation shall provide written notice (each a “Redemption Notice”) to such shareholder of its intent to redeem one or more shares of Series B Preferred Stock (each a “Redemption Demand”) and such related Redemption Price then in effect. Such shareholder may, within fifteen (15) days of delivery of a Redemption Demand (each a “Refusal Period”), refuse such Redemption Demand and instead invoke their right to convert such shares of Series B Preferred Stock referred to in each Redemption Demand into Common Stock. In the event the shareholder does not refuse the Redemption Demand and provide a Conversion Notice to the Corporation in connection with the Redemption Demand within the Refusal Period, the shares of Series B Preferred Stock (and related Coupon Payment) referenced in the Redemption Demand shall be automatically converted into a cash payment as described in this Section. Following such redemption, all such redeemed shares shall be returned to the Corporation’s treasury under the status of undesignated and un-issued Series B Preferred Stock.

3.2           Corporation Mandatory Redemption.  Within thirty (30) days of the end of each Corporation financial quarter, the Corporation shall provide each holder of Series B Preferred Stock with written notice of the Corporation’s net operating profits for each such individual quarter (the “Quarterly Net Profits”) and provide such holder a Redemption Demand for a cash payment equal to fifty percent (50%) of such Quarterly Net Profits, with such Redemption Demand subject to all rights and procedures as described in Section 3.1.

4.           Voting Rights.  The holders of Series B Preferred Stock shall be entitled to notice of any stockholders’ meeting and to vote as a single class upon any matter submitted to the stockholders for a vote as follows: each holder of Series B Preferred Stock shall have such number of votes equal to the number of shares of Common Stock each share of Series B Preferred Stock is convertible into on the record date of such vote3. Such voting calculation is hereby authorized by the Corporation and the Corporation acknowledges such calculation may result in the total number of possible votes cast by the holders of Series B Preferred Stock and all other classes of the Corporation’s stock in any given voting matter exceeding the total aggregate number of shares which this Corporation shall have authority to issue.

5.           Notices. Unless otherwise specified in the Corporation’s Certificate of Incorporation or Bylaws, all notices or communications given hereunder shall be in writing and, if to the Corporation, shall be delivered to it as its principal executive offices, and if to any holder of Series B Preferred Stock, shall be delivered to it at its address as it appears on the stock books of the Corporation.

SIGNATURE PAGE

 IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation of Tactical Air Defense Services, Inc. on April 25, 2011.

TACTICAL AIR DEFENSE SERVICES, INC.
By: Alexis C. Korybut Its: Chief Executive Officer

1           For example, if on the record date of a shareholder vote, a shareholder is the shareholder of record of one million shares of Series A Preferred Stock, such shareholder shall have a total of three billion votes (one million shares of Series A Preferred Stock would be convertible into one hundred million shares of common stock; those one hundred million shares of common stock multiplied by thirty equal a total of three billion total votes.

2           For example, if the Corporation provided a Redemption Demand to a shareholder holding one million two hundred fifty thousand shares of Series B Preferred Stock issued and held by such shareholder for one year, and the Series B Issuance Price for such shares was $0.32 per share, the Corporation would be required to pay such shareholder a total amount of $448,000 (equal to $400,000 as the conversion amount and $48,000 as the related Coupon Payment)

3           For example, if on the record date of a shareholder vote, a shareholder is the shareholder of record of one million two hundred fifty thousand shares of Series B Preferred Stock, such shareholder shall have a total of five hundred million votes (one million two hundred and fifty thousand shares of Series B Preferred Stock would be convertible into five hundred million shares of common stock which would equal a total of five hundred million total votes.